Exhibit 10.15

AMENDMENT NUMBER TWO

TO CREDIT AGREEMENT

THIS AMENDMENT NUMBER TWO TO CREDIT AGREEMENT (this “Amendment”), dated as of March 27, 2008, is entered into by and between JMP GROUP LLC, a Delaware limited liability company (“Borrower”) and CITY NATIONAL BANK, a national banking association (“Lender”) in light of the following:

W I T N E S S E T H

WHEREAS, Borrower and Lender are party to that certain Credit Agreement, dated as of August 3, 2006 (as so amended and as otherwise amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that Lender amend the Credit Agreement as set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, Lender is willing to provide the amendment as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Credit Agreement as follows:

42 DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

43 AMENDMENTS TO CREDIT AGREEMENT

.1 Section 1.1 of the Credit Agreement is hereby amended by amending and restating each of the following definitions in their entirety:

“Availability” means, as of any date of determination, the amount that Borrower is entitled to borrow as Loans hereunder (after giving effect to all then outstanding Obligations (other than Bank Product Obligations)).

“Change of Executive Event” means the failure of two or more of Joseph A. Jolson, Carter Mack, Craig Johnson and Mark Lehmann to be involved actively on an ongoing basis in the management of Borrower or any of its Subsidiaries.

“Final Payment Date” means the date that is three years after the Final Revolving Commitment Termination Date.

“Loan Documents” means this Agreement, the Bank Product Agreements, the Control Agreements (if any), the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Security Agreement, the Stock Pledge Agreement, the Trademark Security Agreement and any and all other documents, agreements or instructions that have been or are entered into by Borrower or any Guarantor, and Lender in connection with the transactions contemplated by this Agreement.

“Obligations” means (a) all Loans, debts, principal, interest, premiums, liabilities (including all amounts charged to Borrower’s Loan Account pursuant hereto), contingent reimbursement obligations with respect to outstanding Letters of Credit, obligations (including indemnification obligations), fees (including the Letter of Credit Fee), charges, costs, expenses (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, whether or not allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“Revolving Commitment Termination Date” means (a) subject to the provisions of Section 2.3(e), December 31, 2009, or (b) such earlier date on which the Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

.2 Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:

“ACH Transactions” means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.

“Bank Product” means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider under Hedging Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower or its Subsidiaries are obligated to reimburse to Lender as a result of Lender purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower or its Subsidiaries.

“Bank Product Provider” means Lender or any of its Affiliates.

“Extended Revolving Commitment Termination Date” means subject to the provisions of Section 2.3(e), December 31, 2012.

“Extension Notice” means a written notice signed by Borrower and addressed to Lender which (a) states that Borrower has elected to extend the expiry date with respect to a portion of the Revolving Credit Facility Commitment from the Revolving Commitment Termination Date to the Extended Revolving Commitment Termination Date; and (b) sets forth Borrower’s election for the amount of the Revolving Credit Facility Commitment that is to be so extended, which amount may be $0, shall be integral multiples of $100,000, and shall not exceed $10,000,000.

“Final Revolving Commitment Termination Date” means (a) the Revolving Commitment Termination Date, if, prior to the Revolving Commitment Termination Date, Borrower has not satisfied each of the conditions set forth in the first sentence of Section 2.3(e), (b) the Extended Revolving Commitment Termination Date if, prior to the Revolving Commitment Termination Date, Borrower has satisfied each of the conditions set forth in the first sentence of Section 2.3(e); or (c) such earlier date on which the Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

“Second Amendment” means that certain Amendment Number Two to the Credit Agreement dated as of March __, 2008, by and between Borrower and Lender.

“Second Amendment Effective Date” means the date, if ever, that all of the conditions set forth in Section 4 of the Second Amendment shall be satisfied (or waived by Lender in its sole discretion).

.3 Sections 2.1(a)(i) and 2.1(d) of the Credit Agreement are hereby amended by deleting the term “Revolving Commitment Termination Date” from each section and by substituting in lieu thereof, the term “Final Revolving Commitment Termination Date”.

.4 Section 2.3(e) of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

“(e) So long as no Event of Default or Unmatured Event of Default has occurred and is continuing and Borrower has delivered to Lender an Extension Notice not less than 10 Business Days prior to the Revolving Commitment Termination Date, Borrower shall have the option to extend the Revolving Commitment Termination Date to the Extended Revolving Commitment Termination Date. In the event that Borrower elects to extend the Revolving Commitment Termination Date to the Extended Revolving Commitment Termination Date, then (i) on the Revolving Commitment Termination Date, the Revolving Credit Facility Commitment shall reduce to an amount (such amount, the “Extended Revolving Facility Commitment”) equal to the lesser of (x) $10,000,000, and (y) the amount set forth in the Extension Notice, and (ii) the outstanding principal balance of all Loans in excess of the Extended Revolving Facility Commitment shall be deemed converted into a single term loan, which shall be repayable in 12 equal quarterly principal installments, each in an amount equal to 1/12th of the outstanding principal balance of such term loan as of the date of conversion, on the first day of each fiscal quarter of Borrower thereafter, with all unpaid amounts due and payable on the Extended Revolving Commitment Termination Date. In the event that the Revolving Commitment Termination Date is not extended, then on the Revolving Commitment Termination Date (A) the Revolving Credit Facility Commitment shall reduce to $0 and (B) the outstanding principal balance of all Loans shall be deemed converted into a single term loan, which shall be repayable in 12 equal quarterly principal installments, each in an amount equal to 1/12th of the outstanding principal balance of such term loan as of the date of conversion, on the first day of each fiscal quarter of Borrower thereafter, with all unpaid amounts due and payable on the Extended Revolving Commitment Termination Date.”

.5 Section 2.4 of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

“2.4 Default Rate. Upon the occurrence and during the continuance of an Event of Default, all Obligations (except for Bank Product Obligations) shall bear interest at a rate equal to (i) the Base Rate, plus (ii) 1.75 percentage points. All amounts payable under this Section 2.4 shall be immediately due and payable without the requirement of notice or demand.”

.6 Section 2.8(a) of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

“(a) The Revolving Credit Facility Commitment shall terminate on the Final Revolving Commitment Termination Date, and the Loans shall convert into a term loan and shall be repayable as provided in Section 2.3(e) hereof. Notwithstanding the foregoing, at the request of Borrower, any Letters of Credit that are outstanding on the Final Revolving Commitment Termination Date shall be renewed through the Final Payment Date. On the Final Payment Date all remaining outstanding Loans, all interest that has accrued and remains unpaid thereon, all contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit, all unpaid fees, costs, or expenses that are payable hereunder or under any other Loan Document, and all other Obligations (including any amounts due and payable to any Bank Product Provider in respect of all Bank Products provided by such Bank Product Provider) immediately shall each become due and payable in full, without notice or demand (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral (in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure) to be held by Lender for the benefit of the Bank Product Providers with respect to the Bank Product Obligations).”

.7 Section 2.12 of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

“2.12 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with all Loans made by Lender to Borrower or for Borrower’s account, the Letters of Credit issued by Lender for Borrower’s account, and with all other payment Obligations (except for Bank Product Obligations), including all accrued interest, fees and expenses (in each case, as and when payable hereunder or under the other Loan Documents). Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all expenses owing, and such statements shall be conclusively presumed to be correct and accurate (absent manifest error) and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

.8 The preamble to Article IV of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

“Borrower makes the following representations and warranties which, except as set forth in the Disclosure Statement with a specific reference to the Section of this Article IV affected thereby, shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of each Loan (or other extension of credit) made thereafter, as though made on and as of the date of the making of such Loan (or other extension of credit), and at and as of the date of each issuance of, renewal of, or amendment to any Letter of Credit, as though made on and as of the date of the making of such Loan (or other extension of credit), and at and as of the date of such issuance of, renewal of, or amendment to any Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement and the making of the Loans (or other extension of credit) and the issuance of the Letters of Credit:”

.9 The preamble to Article V of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

“Borrower covenants and agrees that, so long as any portion of the Revolving Credit Facility Commitment under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, any other Obligations (including Obligations in respect of Letters of Credit and Bank Product Obligations) and any other amounts due hereunder, and except as set forth in the Disclosure Statement with specific reference to the Section of this Article V affected thereby concerning matters which do not conform to the covenants of this Article V, Borrower will, and will cause each of its Subsidiaries to do each and all of the following:”

.10 The preamble to Article VI of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows:

“Borrower covenants and agrees that, so long as any portion of the Revolving Credit Facility Commitment under this Agreement shall be in effect and until payment, in full, of the Loans, with interest accrued and unpaid thereon, any other Obligations (including Obligations in respect of Letters of Credit and Bank Product Obligations) and any other amounts due hereunder, and any other amounts due hereunder, and except as set forth in the Disclosure Statement with specific reference to the Section of this Article VI affected thereby concerning matters which do not conform to the covenants of this Article VI, Borrower will not, and will not permit any of its Subsidiaries to do any of the following:”

.11 Section 6.1(l) of the Credit Agreement is hereby amended by deleting the term “Revolving Commitment Termination Date” and by substituting in lieu thereof, the term “Final Revolving Commitment Termination Date”.

.12 Section 7.2(b) of the Credit Agreement is hereby amended by amending and restating such section in its entirety as follows

“(b) In the case of any other Event of Default, Lender, by written notice to Borrower, may declare the Revolving Credit Facility Commitment hereunder terminated and the unpaid principal amount of and any accrued and unpaid interest on the Loans and any other amounts owing hereunder or under the Loan Documents to be, and the same immediately shall become due and payable, without presentment, demand, protest, further notice, or other requirements of any kind, all of which are hereby expressly waived by Borrower.

Upon acceleration, Lender (without notice to or demand upon Borrower, which are expressly waived by Borrower to the fullest extent permitted by law), shall be entitled to proceed to protect, exercise, and enforce its rights and remedies hereunder or under the other Loan Documents, or any other rights and remedies as are provided by law or equity. Lender may determine, in its sole discretion, the order and manner in which Lender’s rights and remedies are to be exercised. All payments received by Lender shall be applied as follows (regardless of how Lender may treat the payments for the purpose of its own accounting): first, to all out-of-pocket costs and expenses (including reasonable attorneys fees and expenses) actually incurred by Lender in enforcing any Obligation of Borrower hereunder, or in collecting any payments due hereunder or under the other Loan Documents, or which Borrower is required to pay to Lender pursuant to Section 8.1 hereof, until paid in full; second, to any fees then due to Lender under the Loan Documents until paid in full; third, to any accrued and unpaid interest on the Loans, until paid in full; fourth, ratably (i) to pay the principal of all Loans owing to Lender until paid in full, (ii) to be held by Lender as cash collateral, until an amount up to 105% of the Letter of Credit Usage is so held, and (iii) to pay all Bank Product Obligations; and fifth, to any other Obligations, until paid in full.”

44 REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender as follows:

.1 Borrower has the requisite power and authority to execute and deliver this Amendment and the authority to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery, and performance of this Amendment and the performance by Borrower of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or governmental authority binding on it, (B) the terms of its organizational documents, or (C) any provision of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

.2 This Amendment has been duly executed and delivered by Borrower. This Amendment will, upon its effectiveness in accordance with the terms hereof, and each Loan Document to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto;

.3 No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower;

.4 Borrower does not have any actual or potential claim or cause of action against Lender for any actions or events occurring on or before the date hereof, and Borrower hereby waives and releases any right to assert same;

.5 No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment after giving effect to this Amendment; and

.6 The representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

45 CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

.1 Lender shall have received this Amendment, duly executed by Borrower, and the same shall be in full force and effect;

.2 The representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

.3 No Default or Event of Default shall have occurred and be continuing as of the date of the effectiveness of this Amendment after giving effect to this Amendment; and

.4 No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower.

46 CONSTRUCTION. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

47 ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Credit Agreement expressly set forth in Section 2 hereof, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of or as an amendment of any right, power, or remedy of the Lenders as in effect prior to the date hereof. The amendments set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Credit Agreement, and shall not operate as a consent to any further or other matter, under the Loan Documents. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

48 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

49 MISCELLANEOUS

.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

.2 Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

BORROWER:	JMP GROUP LLC, a Delaware limited liability company

By:

Title:

LENDER:	CITY NATIONAL BANK, a national banking corporation

By:

Title:

EXHIBIT A

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in (a) that certain Credit Agreement entered into between JMP GROUP LLC, a Delaware limited liability company (“Borrower”), and CITY NATIONAL BANK, a national banking association (“Lender”), dated as of August 3, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and (b) that certain Amendment Number Two to Credit Agreement, dated as of March __, 2008 (the “Amendment”) by and among Borrower and Lender. The undersigned hereby (a) represents and warrants to Lender that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Amendment and by each amendment to any Loan Document executed on or before the date hereof; (c) acknowledges and reaffirms its obligations owing to Lender under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, each understands that Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

JMP ASSET MANAGEMENT LLC, a Delaware limited liability company

By:
Title:

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